Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121633) and the Registration Statement on Form S-3 (No. 333-133536) of PlanetOut Inc. of our report dated March 25, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
March 9, 2007